Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-39825

PROSPECTUS SUPPLEMENT
(to Prospectus dated December 5, 1997)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                         984,189 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

     The Prospectus, dated December 5, 1997, (the "Prospectus"), relating to the offering for resale of up to 984,189 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation ("HEALTHSOUTH"), is hereby amended as set forth below.

     The information for the entry of David W. Banks in the table of Selling Stockholders on page 14 of the Prospectus is hereby deleted in its entirety and the following information inserted in lieu thereof:

                                     Number of          Number of         Number of
                                      Shares             Shares             Shares
                                    Beneficially       Covered by         to be Held
         Selling Stockholders          Owned         this Prospectus    After Offering
         --------------------       ------------     ---------------    --------------

Alpharetta First United
 Methodist Church. . . . . . .          847               847                 0


          The date of this Prospectus Supplement is November 19, 1998.